Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of John P. Wiehoff and Ben G. Campbell (with full power to act alone), as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the fiscal year ended December 31, 2010, and any and all amendments to said Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such other authorities as necessary, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons on the dates indicated.

Signature	Date

/S/ REBECCA KOENIG ROLOFF	February 10, 2011
ReBecca Koenig Roloff

/S/ ROBERT EZRILOV	February 10, 2011
Robert Ezrilov

/S/ DAVID W. MACLENNAN	February 10, 2011
David W. MacLennan

/S/ WAYNE M. FORTUN	February 10, 2011
Wayne M. Fortun

/S/ JAMES B. STAKE	February 10, 2011
James B. Stake

/S/ BRIAN P. SHORT	February 10, 2011
Brian P. Short

/S/ MICHAEL W. WICKHAM	February 10, 2011
Michael W. Wickham